Kingsway Proposed Rights Offering Intended to Address Market Capitalization and Shareholders' Equity
Toronto, Ontario (June 11, 2013) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) announced today that it received notice on June 7, 2013 from the New York Stock Exchange (“NYSE”) that it is not in compliance with certain NYSE standards for continued listing of its common shares. Specifically, Kingsway is below the NYSE's continued listing criteria because its average total market capitalization over a recent 30 consecutive trading day period was less than $50 million at the same time that reported shareholders' equity was less than $50 million. Under the NYSE's continued listing criteria, a NYSE listed company must maintain average market capitalization of not less than $50 million over a 30 consecutive trading day period or reported shareholders' equity of not less than $50 million.
The Company has 90 days from the date of the notice to submit a business plan to the NYSE demonstrating its ability to achieve compliance with the listing standards within 18 months of receiving the notice. During such 18-month period, Kingsway's common shares will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards; however, the consolidated tape now includes a “.BC” indicator, which will be removed at such time as the Company is deemed compliant with the NYSE's continued listing standards. Kingsway intends to submit a business plan and intends to address the issue through the successful completion of a rights offering. A registration statement related to a proposed rights offering has been recently filed with the Securities and Exchange Commission. The proposed rights offering will be made only by means of a prospectus in the U.S. and a proposed rights offering circular in Canada.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
The notice from the NYSE does not impact the Company's listing on the Toronto Stock Exchange (“TSX,”) and its common shares will continue to be listed and traded on the TSX, subject to compliance with TSX continued listing standards.
About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including, without limitation, our potential inability to complete the proposed rights offering. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company's 2012 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.